Exhibit 99.1

Company Contacts:

Cameron Way

Chief Financial Officer

Tel 206-373-9034

cway@onvia.com

ONVIA, INC. ADOPTS TAX BENEFITS

PRESERVATION PLAN TO PROTECT TAX ASSETS

SEATTLE, Washington, May 5, 2011 – Onvia, Inc. (Nasdaq: ONVI), the leading provider of gBusiness solutions, today announced that its Board of Directors has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve the long-term value of certain tax assets primarily associated with net operating loss carryforwards. The tax benefits preservation plan, which replaces Onvia’s current stockholder rights plan, is similar to tax benefits preservation plans adopted by many other public companies with significant tax assets.

As of March 31, 2011, Onvia had approximately $75 million of (pre-tax) federal net operating loss carryforwards or NOLs that could be utilized in certain circumstances to offset Onvia’s taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs will be contained in Onvia’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 that Onvia is filing with the Securities and Exchange Commission.

In adopting the tax benefits preservation plan, Onvia’s Board took into consideration that in recent months Onvia had received a number of unsolicited expressions of interest from third parties to acquire Onvia and that these expressions of interest could lead to changes in Onvia’s investor base that could have the unintended effect of limiting Onvia’s ability to use its NOLs. “Onvia’s Board of Directors, after consultation with its legal and financial advisors, unanimously determined that these expressions of interest are not in the best interest of Onvia or its stockholders,” said Van Skilling, the Chairman of the Board of Onvia. “In making its determination, Onvia’s Board considered Onvia’s significant and unrealized growth potential and the increased likelihood of such potential being realized as Onvia’s new CEO, Hank Riner, begins to execute on his turnaround plan. As such, Onvia’s Board believes that the interests of Onvia’s stockholders would better be served by having the opportunity to benefit from the upside inherent in Onvia rather than pursue expressions of interest that undervalue Onvia and that are timed to be opportunistic so as to transfer to an acquiror the unrealized growth potential inherent in Onvia without adequately compensating Onvia’s stockholders.” Onvia does not expect to disclose any further detail or developments with respect to these expressions of interest unless, and until, any such expressions of interest were to lead to a definitive transaction that was approved by Onvia’s Board or as otherwise required by law.

Onvia’s ability to benefit from its tax assets would be substantially limited by Section 382 if a 50% “ownership change” occurred. A company experiences a 50% “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period. The tax benefits preservation plan is intended to reduce the likelihood of an unintended 50% “ownership change” occurring through the buying and selling of Onvia’s common stock.

Under the terms of the tax benefits preservation plan, Onvia will distribute to its stockholders one preferred stock purchase right for each share of Onvia’s common stock held as of the close of business on May 23, 2011. The tax benefits preservation plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of Onvia’s outstanding common stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership of 4.9% or more of Onvia’s outstanding common stock (including any ownership interest held by that person’s affiliates and associates as defined under the tax benefit preservation plan) could be subject to significant dilution. Stockholders who beneficially owned 4.9% or more of Onvia’s outstanding common stock as of the close of business on May 4, 2011 will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire any additional shares of common stock (other than pursuant to a dividend or distribution paid or made by Onvia on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) representing 1% or more of the shares of Onvia’s outstanding common stock at a time when they still beneficially own 4.9% or more of such common stock. The Board also retains the sole discretion to exempt any person or group from the penalties imposed by the tax benefits preservation plan.

The Board remains open to all alternatives to maximize stockholder value, and may, in its sole discretion, exempt a proposed acquisition of Onvia’s common stock from the tax benefits preservation plan, including, but not limited to, if it determines that the acquisition is in the best interests of Onvia and its stockholders, or if it will not jeopardize Onvia’s tax benefits. The tax benefits preservation plan is not expected to interfere with any merger or other business combination approved by Onvia’s Board.

The rights will expire on May 4, 2014. The rights may also expire on an earlier date upon the occurrence of other events, including a determination by Onvia’s Board that the tax benefits preservation plan is no longer necessary for the preservation of material valuable tax benefits, the beginning of a taxable year of Onvia to which the Board determines that no tax benefits may be carried forward, and a determination by Onvia’s Board that the tax benefits preservation plan and the rights are no longer in the best interests of Onvia and its stockholders.

The issuance of the rights pursuant to the tax benefits preservation plan will not affect Onvia’s reported earnings per share and is not taxable to Onvia or its stockholders.

Additional information with respect to the tax benefits preservation plan will be contained in the related Current Report on Form 8-K and Registration Statement on Form 8-A that Onvia is filing with the Securities and Exchange Commission. Copies of these documents can be obtained, when available, at the SEC’s internet website at www.sec.gov. In addition, Onvia stockholders of record as of May 23, 2011 will be mailed a summary of the tax benefits preservation plan.

About Onvia

For more than 12 years Onvia has been delivering the research, analytics and tools companies rely on to succeed in gBusiness – the intersection of business and government and a $5.5 trillion market. Onvia tracks, analyzes and reports the spending of more than 89,000 federal, state and local government agencies, giving companies a single source for conducting open, intelligent and efficient business with government. Along with providing an exclusive suite of integrated business tools for a wide variety of industries, Onvia offers DemandStar, the automated system that streamlines agency procurement processes, and Recovery.org, a free website that tracks Recovery Act-funded projects. For information about Onvia visit http://www.onvia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited if we experienced an ownership change as defined in Section 382 of the Internal Revenue Code. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in Onvia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as, when available, Onvia’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Onvia is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

3